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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of AmerisourceBergen Corporation on Form S-4 of our reports dated November 1, 2000 (December 20, 2000 as to Note 17) appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended September 30, 2000 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
October 25, 2001